                                                               EXHIBIT 10.21

                               AMENDMENT OF LEASE


       THIS AMENDMENT OF LEASE (hereinafter this "Amendment") dated for identification purposes only, December 20, 2000, is entered into by and between YALE INVESTMENTS, LLC, a Delaware limited liability company ("Lessor") and SKECHERS U.S.A., Inc., a Delaware corporation ("Lessee"). This Amendment is entered into with respect to the following facts:

       A. Lessee is a party to a certain Industrial/Commercial Single-Tenant Lease Net, dated November 15, 1999, in which Champagne Building Group, LP, a California limited partnership ("Champagne Building Group") is named as original lessor, covering certain premises (the "Premises") commonly known as 1670 S. Champagne Avenue, Ontario, California (the "Lease").

       B. Lessor intends to acquire fee title to the Premises described by the Lease from Champagne Building Group, and Champagne Building Group has assigned its interest in the Lease to Lessor.

       C. This Amendment shall be effective only if the Premises are acquired by Lessor.

       FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. TERM. The first sentence of Paragraph 1.3 of the Lease is hereby amended and restated as follows:

              "1.3 Term: Sixteen (16) years and Zero (0) months ("Original Term") commencing upon July 15, 2000 (the "Commencement Date") and ending sixteen (16) years after the Commencement Date (the "Expiration Date")."

2. EARLY POSSESSION. Paragraph 1.4 of the Lease is hereby amended and restated as follows:

              ["Intentionally Deleted."]

3. REAL ESTATE BROKERS. Paragraph 1.10 of the Lease is hereby amended and restated as follows:

              "1.10 Real Estate Brokers: (See also Paragraph 15)

              (a) Representation: Neither Lessor nor Lessee has been represented by a broker in this transaction; accordingly, no brokerage relationships exist and as of the date of execution of this Amendment by both Parties, no brokers are owed any fees."


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4. CONDITION. The fourth sentence of Paragraph 2.2 of the Lease is hereby amended and restated as follows:

              "If, after the Commencement Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) five
       (5) years as to the roof and the structural portion of the roof, (ii) two
       (2) years as to the slab and concrete walls, and (iii) one (1) year as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense."

5. COMPLIANCE. Paragraph 2.3(a) of the Lease is hereby amended and restated as follows:

              "(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof."

6. EARLY POSSESSION. Paragraph 3.2 of the Lease is hereby amended and restated as follows:

              "[Intentionally Deleted.]"

7. USE. The third sentence of Paragraph 6.1 of the Lease is hereby amended and restated as follows:

              "Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises, and the modification of the Agreed Use will not be likely to involve the use of Hazardous Substances on or about the property in such a manner as to create a "Reportable Use" pursuant to Section 6.2 or violate any existing laws."

       The fourth sentence of Paragraph 6.1 of the Lease is hereby amended and restated as follows:

              "If Lessor elects to withhold consent, Lessor shall within thirty
       (30) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use."

8. HAZARDOUS SUBSTANCES. Paragraph 6.2(a) is hereby amended and restated to delete the last sentence, which reads as follows:


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              "In addition, Lessor may condition its consent to any Reportable
       Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit."

Paragraph 6.2(d) is hereby amended and restated as follows:

              "(d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties and attorneys' and consultants' fees and all environmental damages, including the cost of remediation, arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessor shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties occurring before or after the Commencement Date). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee or Lessor, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement."

9. LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. The first sentence of paragraph 6.3 is hereby amended and restated as follows:

       "Except as otherwise provided in this Lease (and, in particular, Paragraphs 2.2 and 2.3 hereof), Lessee shall, at Lessee's sole expense, fully and diligently and in a timely manner, materially comply with all Applicable Requirements, and the requirements of any applicable fire insurance underwriter or rating bureau, without regard to whether said requirements are now in effect or become effective after the Commencement Date."

10. LIABILITY LIMITS. The second sentence of Paragraph 8.2(a) of the Lease is hereby amended and restated as follows:

       "Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $5,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION


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       ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire."

11. FLOOD AND EARTHQUAKE INSURANCE. The fourth sentence of Paragraph 8.3 of the Lease is hereby amended and restated as follows:

              "If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake damage unless required by a Lender in its capacity as a lender or as an owner following foreclosure, or by a third party owner following foreclosure), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss."

12. WORKER'S COMPENSATION. Paragraph 8.4 of the Lease is hereby amended and restated to add a new paragraph (c) as follows:

              "(c) WORKER'S COMPENSATION. Lessee shall obtain and carry all statutory workers' compensation insurance with respect to any work on or about the Premises, covering all of Lessee's employees working on the Premises and all employees of Lessee's property manager and vendors providing service on the Premises. Lessee shall provide Lessor with written evidence that such insurance is in force."

       The existing paragraph (c) shall now be paragraph (d); no other change to the language of former paragraph (c) shall be made, however.

13. INSURANCE PROVISIONS. Paragraph 8.5 of the Lease is hereby amended and restated as follows:

              "Insurance required herein shall be by companies duly licensed or admitted to transact business in the style where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A- or better, with a minimum Class VIII Rating, as set forth in the most current issue of "Best's Insurance Guide," or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, as of the Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor and Lender. Lessee shall, at least thirty
       (30) days prior to the expiration of such policies, furnish Lessor and the Lender with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies


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       shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less, and the Lender must be named as an additional insured. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same, provided, however, that any Party that obtains insurance on behalf of another Party shall be reimbursed within ten (10) days of demand for payment."

14. EXEMPTION OF LESSOR FROM LIABILITY. The first two sentences of Paragraph 8.8 of the Lease are hereby amended and restated as follows:

              "Subject to the provisions of Section 6 of the Work Letter, Lessor shall not be liable for injury, damage or other consequential damages to the person or goods, wares, merchandise of other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, utility blackouts, or for any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages or consequential damages arising from any act or neglect of any other tenant of Lessor."

15. DAMAGE OR DESTRUCTION: DEFINITIONS. Article 9 of the Lease is hereby amended and restated to add a new Paragraph 9.9 as follows:

              "9.9 LOAN DOCUMENTS ARE CONTROLLING. Notwithstanding any of the foregoing language contained in Paragraphs 9.1 through 9.8, to the extent that any of the terms of this Lease relating to the matters covered in paragraphs 9.1 through 9.8 conflict with a deed of trust in favor of a Lender, the terms and provisions of the Deed of Trust shall control both prior to and, at the sole election of Lender (or a third party purchaser following foreclosure), subsequent to any foreclosure or other transfer in lieu of foreclosure. In addition, if Lessor rebuilds pursuant to the provisions of a Lender's deed of trust, the Lease shall not be terminated pursuant to Paragraph 9.4."

16. TAXES. The last sentence of Paragraph 10.2(a) of the Lease is hereby amended and restated as follows:

              "If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefore within ten (10) days of its demand."


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       The first sentence of Paragraph 10.2(b) of the Lease is hereby amended and restated as follows:

              "In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, next estimate the current Real Property Taxes and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent."

       The fourth sentence of Paragraph 10.2(b) of the Lease is hereby amended and restated as follows:

              "If the amount collected by Lessor is insufficient to pay such Real property Taxes when due, Lessee shall pay Lessor, within ten (10) days of demand, such additional sums as are necessary to pay such obligations."

17. ASSIGNMENT. Paragraph 12.1(a) of the Lease is hereby amended and restated as follows:

              "(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign" or "assignment") or sublet all or any part of Lessee's interest in this Lease or the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. In its notice to the Lessor, Lessee must provide certain information, including but not limited to the name of the proposed assignee, sublessee or occupant; the nature of the proposed assignee's, sublessee's or occupant's business to be carried out on the Premises; the terms and provisions of the proposed Assignment or Sublease, and a copy of such documents; and such financial information concerning the proposed assignee, sublessee or occupant and other reasonable information regarding the transaction which Lessor shall have requested following its receipt of Lessee's request for consent. In making its determination as to whether or not to consent to the proposed Assignment or Sublease, Lessor shall be entitled to consider any fact or factor which Lessor reasonably deems relevant to its decision, including but not limited to the following, all of which are hereby agreed to be reasonable factors for Lessor's consideration: the financial strength of the proposed assignee or sublessee (which shall be at least equal to that of Lessee as of the date of execution of this Lease), including the adequacy of its working capital to pay all expenses anticipated in connection with any remodeling of the Premises; the experience of the proposed assignee or sublessee with respect to businesses of the type and size which such assignee or sublessee proposes to conduct in the Premises; the quality and nature of the business and/or services to be conducted in or from the Premises by the proposed assignee or sublessee and in any other locations which it has, as reflected by, among other things, average sales or revenue;


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       violation of exclusive use rights previously granted by Lessor to other
       Lessees of the Premises; the effect of the type of services and business which the proposed assignee or sublessee proposes to conduct in the Premises; diminution or potential diminution of percentage rent, if any, payable pursuant to this Lease as the result of such Assignment or Sublease; the quality of the appearance of the Premises resulting from any remodeling or renovation to be conducted by the proposed assignee or sublessee; whether there then exists any default by Lessee pursuant to this Lease or any non-payment or non-performance by Lessee under this Lease which, with the passage of time and/or the giving of notice, would constitute a default under; any fact or factor upon which Lessor reasonably concludes that the business to be conducted by such assignee or sublessee will not be a financial success in the Premises."

18. EXCESS RENT. Paragraph 12.3(a) of the Lease is hereby amended and restated to replace the first sentence of Paragraph 12.3(a) with the following language:

              "(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. If the Rent payable pursuant to the terms of a sublease exceeds Lessee's obligations under this Lease, Lessor shall be entitled to fifty percent (50%) of the excess amount."

19. REMEDIES. The fourth sentence of Paragraph 13.2(a) of the Lease is hereby amended and restated as follows:

              "Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover the balance of damages owing under Paragraph 13."

       The first sentence of Paragraph 13.2(b) of the Lease is hereby amended and restated as follows:

              "(b) Continue the Lease and Lessee's right to possession and recover Rent as it becomes due, in which event, Lessee may sublet or assign, subject only to reasonable limitations as set forth in Paragraph 12."

       Paragraph 13.2 of the Lease is hereby amended and restated to add paragraph (e) as follows:

              "(e) No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative (to the extent the same does not result in double recovery for the Lessor) with all other remedies at law or in equity."


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20. CONDEMNATION PROVISIONS. Paragraph 14 of the Lease is hereby amended and restated to include the following language as the final sentence of Paragraph
14:

              "Notwithstanding any of the foregoing provisions of Paragraph 14, to the extent the language of Paragraph 14 conflicts with a Lender's rights under a deed of trust, the terms and provisions of the deed of trust shall control prior to foreclosure, and at the Lessor's option, following foreclosure, or other transfer in lieu of a foreclosure."

21. ESTOPPEL CERTIFICATES. The following sentence shall be added as the last sentence in Paragraph 16(a) of the Lease:

              "Lessee shall provide Estoppel Certificates and financials directly to the Lender upon the Lender's request."

The first sentence of Paragraph 16(b) of the Lease is hereby amended and restated as follows:

              "(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if the Lessor is the Requesting Party, not more than one month's Rent has been paid in advance."

22. DEFINITION OF LESSOR. The second and third sentences of Paragraph 17 of the Lease are hereby amended and restated as follows:

              "In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit and interest accrued and payable on the Security Deposit to the new Lessor. Except as provided in Paragraph 12, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor."

23. TERMINATION OF OPTION. Paragraph 39.4(c) of the Lease is hereby amended and restated as follows:

              "(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default,


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       whether or not the Defaults are cured, or (iii) if Lessee commits a
       Breach of this Lease which Breach has not been cured."

24. RENT. The following language is added as Paragraph 51 of the Lease, in lieu of the language which presently reads "[intentionally omitted]":

              "51. Cost of Living Increases. Beginning on the eighty-fifth
       (85th) month and continuing until and including the one hundred ninety-second (192nd) month, the Base Rent shall be calculated as follows:

              51.1. On the eighty-fifth (85th), one hundred twenty-first (121st) and one hundred fifty-seventh (157th) months of the term of the lease, the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for the "CPI W" (Urban Wage Earners and Clerical Workers) Los Angeles-Riverside-Orange County, All Items (1982-1984 = 100), herein referred to as "CPI"

              51.2. The monthly rent payable in accordance with paragraph 51.1 shall be calculated as follows: the Base Rent then in effect shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph
       51.1 above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month thirty-six
       (36) months prior to the month(s) specified in paragraph 51.1 above during which the adjustment is to take effect (the "Base Month"). The sum so calculated shall constitute the new monthly rent hereunder, but in no event shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

              51.3. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties."

25. OPTION TO EXTEND TERM. Paragraphs 52, 52.1 and 52.2 are each hereby amended and restated as follows:

              "[Intentionally Deleted.]"

26. PREMISES TOTAL DESTRUCTION. Paragraph 53 is hereby amended and restated to include the following language as the final sentence of this paragraph:


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              "Notwithstanding any of the foregoing provisions of Paragraph 53, to the extent the language of Paragraph 53 conflicts with a Lender's rights under a deed of trust, the terms and provisions of the deed of trust shall control prior to foreclosure, and at the Lessor's option, following foreclosure, or other transfer in lieu of foreclosure."

27. PARTIAL DAMAGE-UNINSURED LOSS. Paragraph 54 is hereby amended and restated to include the following language as the final sentence of this Paragraph:

              "Notwithstanding any of the foregoing provisions of Paragraph 54, to the extent the language of Paragraph 54 conflicts with a Lender's rights under a deed of trust, the terms and provisions of the Deed of Trust shall control prior to foreclosure, and at the Lessor's option, following foreclosure, or other transfer in lieu of foreclosure."

28. DAMAGE NEAR END OF TERM. The following language shall be added to paragraph 55 of the Lease:

              "Lessee shall only have this right to terminate this Lease pursuant to this provision if Lessee's rental interruption insurance will not be invalidated by such termination. In addition, notwithstanding any of the foregoing provisions of Paragraph 55, to the extent the language of Paragraph 55 conflicts with a lender's rights under a deed of trust, the terms and provisions of the Deed of Trust shall control prior to foreclosure, and at the Lessor's option, following foreclosure, or other transfer in lieu of foreclosure."

29. ASSIGNMENT. Paragraph 56 is hereby amended and restated as follows:

              "[Intentionally Deleted.]"

30. CONDEMNATION. Paragraph 57 is amended and restated as follows:

              "Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be compensation for diminution in value of the Premises, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any portion of such condemnation award specifically attributable (and expressly in the award) to (i) Lessee's loss of business goodwill and/or Trade Fixtures, and (ii) if this Lease is terminated pursuant to the provisions of Paragraph 14 of the Lease, Lessee's reasonable relocation expenses and any excess of market rental value of the Premises for the remainder of the Original Term (as the same may be extended) over the present value as of the date of such termination of the Base Rent payable for the remainder of the Original Term (as the same may be extended). Notwithstanding any of the foregoing provisions of Paragraph 57, to the extent the language of Paragraph 57 conflicts with the a Lender's rights under a deed of trust, the


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       terms and provisions of the deed of trust shall control prior to foreclosure, and at the Lessor's option, following foreclosure, or other transfer in lieu of foreclosure."

31. CONNECTION TO NEIGHBORING PROPERTY. Paragraph 60 is hereby amended and restated as follows:

              "[Intentionally Deleted.]"

32. DELAY IN COMMENCEMENT DATE. Paragraph 61 is hereby amended and restated as follows:

              "Lessee hereby acknowledges that any damages resulting from Lessor's failure to cause Substantial Completion to occur on or before the Commencement Date have been waived by the Lessee."

33. RATIFICATION OF LEASE. Except as amended hereby, the Lease shall remain in full force and effect.

34. MISCELLANEOUS CHARGES. Paragraph 7.5 of the Work Letter is hereby amended and restated as follows:

              "Lessee hereby acknowledges that its obligation under the Lease to pay for parking, restrooms, HVAC usage, electricity, water, elevator usage, loading dock usage, freight elevator usage and security, has commenced."

35. ADDENDUM. The first sentence of the first paragraph of the Addendum to the Lease is hereby amended and restated as follows:

              "The following provisions are added to that certain Standard Industrial/Commercial Single Tenant Lease-Net dated for reference purposes as of November 15, 1999, by and between Champagne Building Group, LP, a California limited partnership, as the original lessor, Yale Investments, LLC, a Delaware limited liability company, as Lessor and Skechers USA, a Delaware corporation, as the Lessee."

36. NON-DISCRIMINATION CLAUSE. The Lease is hereby amended and restated to add the following language as Paragraph 66:

              "The Premises are subject to the restriction that there shall be no discrimination or segregation based upon race, color, creed, religion, sex, marital status, national origin, or ancestry, in the sale, lease, sublease, transfer, use, occupancy, tenure, or enjoyment of the Premises."


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                                        "Lessor"

                                        YALE INVESTMENTS, LLC, a
                                        Delaware limited liability company

                                        By: Skechers U.S.A., Inc., a
                                        Delaware corporation, its sole
                                        member and manager

                                             By: /s/ DAVID WEINBERG
                                                --------------------------------
                                                David Weinberg,
                                                Executive Vice President
                                                And Chief Financial Officer

                                             By: /s/ PHILIP PACCIONE
                                                --------------------------------
                                                  Philip Paccione,
                                                  Secretary and General
                                                  Counsel


                                        "Lessee"

                                        SKECHERS USA, a Delaware
                                        corporation

                                             By: /s/ DAVID WEINBERG
                                                --------------------------------
                                                David Weinberg,
                                                Executive Vice President
                                                And Chief Financial Officer

                                             By: /s/ PHILIP PACCIONE
                                                --------------------------------
                                                  Philip Paccione,
                                                  Secretary and General
                                                  Counsel